Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vocodia Holdings Corp

Boca Raton, FL

We hereby consent to the inclusion in this Registration Statement on Form S-1A of our report dated October 18, 2023, relating to the financial statements of Vocodia Holdings Corp from inception (April 27, 2021) to the year ended December 31, 2022. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Somerset, New Jersey

February 13, 2024